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Exhibit 10.5

        May 11, 2000

Commission Agreement
Between
Salty's Warehouse, Inc.
And
International Yacht Collection,

        International Yacht Collection agrees to pay Salty's Warehouse, Inc. (Salty's) a commission of 1.25% of the selling price for any yacht(s) listed on the Salty's Web Site or any sale generated by Salty's client base or by customer referrals.

        This agreement does not give Salty's an exclusive listing and can be revoked by either party at any time with 30 days notice.

/s/ BRIAN C. TANSEY By International Yacht Collection Brian C. Tansey, General Manager
/s/ EARL T. SHANNON By Salty's Warehouse, Inc. Earl T. Shannon, President

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  Exhibit 10.5